Exhibit 99.1

Envirotech Vehicles Announces Third Quarter 2022 Financial Results

Osceola, Arkansas, November 14, 2022, Envirotech Vehicles, Inc. (“Envirotech Vehicles” or the “Company”) (Nasdaq: EVTV), a provider of new zero-emission, purpose-built electric vehicles, today announced its results for the third quarter and nine months ended September 30, 2022.

Third Quarter 2022 Financial Results

Sales were $3,882,670 for the three months ended September 30, 2022, compared to $709,092 for the three months ended September 30, 2021. The sales increase was primarily related to the sale of 37 vehicles in the third quarter of 2022 compared to eight vehicles in the prior year period.

Total net operating expenses for the three months ended September 30, 2022, were $1,738,397, compared to $1,381,574 for the same period in 2021, as the Company continues to invest in its operations. The increase in expenses during the quarter is primarily related to increased headcount and sales and marketing expenses. Total net operating expenses included non-cash charges of $69,093 for the three months ended September 30, 2022.

Net income in the third quarter of 2022 was $126,749, or $0.01 per basic and diluted share, compared to a net loss of $850,475 or ($0.06) per basic and diluted share in the third quarter of 2021.

As of September 30, 2022, the Company had cash, cash equivalents, restricted cash and marketable securities of $4,659,538 and working capital of $20,246,804.

Phillip Oldridge, Chief Executive Officer of Envirotech Vehicles, commented, “In the third quarter, we generated a profit, the first in our company’s history. This achievement was driven by a more than 75% increase in vehicle deliveries relative to the second quarter, as we delivered 37 units, and is also a testament to our lean, cost-focused organization. We believe we could have hit our target of doubling deliveries on a quarter over quarter basis if not for shipping delays, but are nonetheless very proud to have navigated the myriad of challenges presented by global supply chains to have delivered a total of 70 vehicles this year as of September 30.”

“On the manufacturing front, we continued to make progress on refurbishing our Osceola, Arkansas facility during the third quarter,” continued Mr. Oldridge. “We performed extensive maintenance and upkeep inside and on the grounds of the facility. Further, we have secured our engineering, design and architecture teams as we pivot to commencement of construction inside the building to convert it to an electric vehicle manufacturing, production and assembly facility by 2024.”

“Looking ahead, legislative tailwinds and incentive programs are a big driver in these early days of what will be a generational shift to electric vehicles. As a result, we have hired a full-time grant writing firm, and have assembled a team of state and federal consultants to help ensure that we maximize our potential. As an example, we were excited to see the initial round of funding by the EPA to spur school bus electrification in the U.S., and we expect to be a beneficiary in 2023 and other future funding rounds as our school bus comes to market in the first half of next year. More broadly, we remain excited about large scale government fleet electrification opportunities, and have seen growing inquiries from prospective international customers as well. Going forward, growth may not be linear - and holiday shutdowns plus the impact on orders of the inherently lumpy state and federal funding programs would suggest we will see a retreat in fourth quarter 2022 deliveries relative to the third quarter - but we remain excited about the continued growing interest in and demand for our vehicles as we look out to 2023 and beyond,” concluded Mr. Oldridge.

Conference Call Information

The Company will host a conference call tomorrow, Tuesday, November 15, 2022, at 8:30 a.m. Eastern Time to discuss its results for the third quarter and nine months ended September 30, 2022.

To access the live webcast, please use the following link:

https://pr.report/zJK7SUWH

TTo participate by phone, please dial 877-545-0523 approximately five minutes prior to the scheduled start time and request the Envirotech Vehicles call. International callers should dial 973-528-0016. Participants may also provide the access code, which is 815808.

A replay of the teleconference will be available until Tuesday, November 29, 2022, and may be accessed by dialing 877-481-4010. International callers should dial 919-882-2331. The replay passcode is 47078.

About Envirotech Vehicles

Envirotech Vehicles is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electric vehicles. Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.EVTVUSA.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expected,” “believes,” “strategy,” “opportunity,” “anticipated,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

ICR, Inc.

New York, NY

Telephone: (646) 200-8873

Email: envirotech@icrinc.com

Envirotech Vehicles

Susan Emry, Executive Vice President

Telephone: (870) 970-3355 ext. 1001

Email: sue.e@evtvusa.com

ENVIROTECH VEHICLES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2022	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,623,099	$4,846,490
Restricted cash	60,131	60,035
Marketable securities	1,976,308	8,002,700
Accounts receivable	7,804,369	1,428,030
Inventory, net	3,603,852	3,850,541
Inventory deposits	4,812,439	4,503,079
Prepaid expenses	709,621	332,514

Total current assets	21,589,819	23,023,389
Property and equipment, net	305,617	272,113
Goodwill	51,775,667	51,775,667
Other non-current assets	78,374	236,639

Total assets	$73,749,477	$75,307,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$161,545	$238,464
Accrued liabilities	1,154,026	1,280,020
Notes payable, net	27,444	31,788

Total current liabilities	1,343,015	1,550,272
Long-term Liabilities
Other non-current liabilities	—	2,427
Notes payable, net	18,234	13,245

Total liabilities	1,361,249	1,565,944

Stockholders’ equity (deficit):
Preferred stock, 5,000,000 authorized, $0.00001 par value per share, none issued and outstanding as of September 30, 2022, and December 31, 2021	—	—
Common stock, 350,000,000 authorized, $0.00001 par value per share, 15,021.088 and 14,912,189 issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	150	149
Additional paid-in capital	83,923,350	81,866,075
Accumulated deficit	(11,535,272)	(8,124,360)

Total stockholders’ equity	72,388,228	73,741,864

Total liabilities and stockholders’ equity	$73,749,477	$73,307,808

See Accompanying Notes to Unaudited Consolidated Financial Statements.

ENVIROTECH VEHICLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Sales	$3,882,670	$709,092	$7,078,870	$1,368,151
Cost of Sales	2,046,491	469,611	3,998,533	930,977

Gross Profit	1,836,179	239,481	3,080,337	437,174
Operating expenses:
General and administrative	1,619,210	1,344,840	6,142,194	2,766,989
Consulting	94,187	36,734	264,505	142,092
Research and development	25,000	—	112,412	—

Total operating expenses, net	1,738,397	1,381,574	6,519,111	2,909.081

Income (loss) from operations	97,782	(1,142,093)	(3,438,774)	(2,471,907)

Other income (expense):
Interest income, net	30,200	8,116	37,956	2,357
Other income, net	(1,233)	285,902	(10,094)	288,186

Total other income (expense)	28,967	294,018	27,862	290,543

Income (loss) before income taxes	126,749	(848,075)	(3,410,912)	(2,181,364)
Income tax expense	—	(2,400)	—	(220 ,700)

Net income (loss)	$126,749	(850,475)	(3,410,912)	(2,402,064)

Net income (loss) per share to common stockholders
Basic and diluted	$0.01	$(0.06)	$(0.23)	$(0.23)
Weighted shared used in the computation of net income (loss) per share
Basic and diluted	15,013,236	14,715,694	14,981,836	10,349,101

See Accompanying Notes to Unaudited Consolidated Financial Statements.